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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alliance Gaming Corporation on Form S-8 of our report dated July 24, 2002, relating to the consolidated financial statements of Alliance Gaming Corporation as of and for the years ended June 30, 2002 and 2001 appearing in the Annual Report on Form 10-K of Alliance Gaming Corporation for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada

May 6, 2003